                                  EXHIBIT 10.1


                           PURCHASE AGREEMENT NUMBER
                               98 QMBW 366196 UK
                                    between
                             BRITTEN-NORMAN LIMITED
                                      and

                    CHINA AVIATION SUPPLIES IMPORT & EXPORT
                                  CORPORATION
                      relating to the sale and purchase of
                      Qty 3 BN2A-MkIII TRISLANDER AIRCRAFT
                                      for
                            CHINA NORTHERN AIRLINES

   INDEX

   CLAUSE,

1    Definitions
2    Aircraft Specification
3    Price
4    Terms of Payment
5    Delivery
6    Regulatory Requirements and Certificates
7    Plant Representatives avid Inspection
8    Buyers Acceptance
9    Title and Risk
10   Ferry of the Aircraft
11   Field Service
12   Vendors Product Support
13   Warranties
14   Alterations to Purchase Agreement
15   Excusable Delay
16   Non-Excusable Delay
17   Training
18   Technical Publications and Documents
19   Industrial Property Rights
20   Taxes and Customs Duties
21   Spare Parts Provisioning
22   Assignment
23   Arbitration
24   Notices


   APPENDIX

IA   Basic Aircraft Specification
IB   Optional Equipment
II   Performance Guarantees
III  Specimen Acceptance Certificate
IV   Specimen Change Order
V    List of Primary Structure
VI   Initial Provisioning Package

      PURCHASE AGREEMENT NUMBER 98 QMBW 366196UK
      MADE THIS DAY  21ST DAY OF NOVEMBER 1998


        BETWEEN

(1) "the seller"

BRITTEN-NORMAN LIMITED        (BN)   OF Bembridge  Airport, Isle of Wight,
England


and

(2)  "the Buyer"

 CHINA AVIATION SUPPLIES IMPORT AND EXPORT CORPORATION, (CASC) a subsidiary of the General Administration of Civil Aviation of China, (CAA -China) a Chinese Corporation with its principal office in Beijing, Peoples Republic of China.





WHEREBY the Seller agrees to sell and deliver and the Buyer agrees to purchase and take delivery of three (3) Britten-Norman BN2A-Mk III Trislander Aircraft to be operated by China Northern Airlines, the head office of which is located At 3-1 Ziaoheyan Road, Dadong District, Sheyang, People's Republic of
China, ("the operator") upon the terms and conditions contained in this
Purchase Agreement, together   with the Appendices attached  hereto which shall
be deemed to be a part of this Purchase Agreement.


NOW, THEREFORE, it is agreed as follows:-

CLAUSE 1: DEFINITIONS

      1.1 In this Purchase Agreement the following words and phrases shall have the meanings as indicated:-

            "THE AIRCRAFT" MEANS THE BRITTEN-NORMAN BN2A-WIII TRISLANDER AIRCRAFT, THE SUBJECT OF THIS PURCHASE AGREEMENT WHICH SHALL BE MANUFACTURED IN ACCORDANCE WITH THE SPECIFICATIONS DEFINED IN APPENDIX 1A TRISPEC ISSUE 2 DATED 09 NOVEMBER 1998 WHICH REPRESENTS THE BASIC STANDARD OF THE AIRCRAFT AND APPENDIX IB TRIOPT ISSUE 1 DATED 09 NOVEMBER 1998 WHICH REPRESENTS THE AGREED CHANGES SHOWN IN THE OPTIONAL EQUIPMENT SPECIFICATIONS.

           "The Aircraft Price" means the fixed ex-works price per aircraft, as defined in Appendix 1A.

           "The Optional Equipment Price" means the fixed ex-works price of the optional equipment per aircraft as defined in Appendix I B.

           "The Final Price of the Aircraft" is the sum of the Aircraft Price and the Optional Equipment Price defined herein and inclusive of any variations made under the terms of the Purchase Agreement.

           "Type Certificate" is the certification for the Aircraft as issued by the United Kingdom Civil Aviation Authority (CAA) and as validated by the General Administration of Civil Aviation of China (CAA-China).

           "Certificate of Airworthiness for Export" is that issued by the CAA.

           "The Delivery Date" means the date on which the Aircraft is offered by the Seller to the Buyer for acceptance pursuant to Clause 5 hereof.

            1.1.2 "The Effective Date" shall mean the date by
                 which the Seller shall have received:

                  a)   A signed copy of the Purchase Agreement

                  b) Subject to the approval of the government of the People's Republic of China. The Buyer will inform the Seller by written notification when the Buyer receives Chinese governmental approval.

                       If the Seller does not receive the payment referred to in Clause 4.1a) within 10 working days after receiving the notification of Chinese government approval, the Seller shall have the right to terminate the Purchase Agreement.

                  c)   The payment referred to in Clause 4.1a) hereof

CLAUSE 2: AIRCRAFT SPECIFICATION

      2.1 The Seller has obtained a Type Certificate issued by both the U.K. CAA and the Federal Aviation Authority (FAA) of the United States of America for the BN2A-Mk 111 Trislander Aircraft. Aircraft purchased herein which shall be manufactured to conform to the CAA Type Certificate and with validation by CAA-China in accordance with the Specifications defined in Appendix 1A TRISPEC Issue 2 dated 09 November 1998 and Appendix IB TRIOPT Issue 1 dated 09 November 1998 annexed hereto and each Aircraft shall be offered for acceptance with a United Kingdom Certificate of Airworthiness for Export to the People's Republic of China together with a copy of the Aircraft's United Kingdom CAA Type Certificate together with CAA-China Airworthiness Department Type Validation Certificate.
          The Seller will be responsible for communication with the CAA-China Airworthiness Department for validation of the import of the type of Aircraft purchased under this Purchase Agreement into the People's Republic of China.

     2.2 The Buyer shall notify the Seller three months prior to the delivery of the Aircraft of its exterior colour scheme and paint specifications. The interior shall be finished in the Seller's standard material and colour scheme.

     2.3 The Aircraft shall meet the performance guarantee as specified in Appendix II attached hereto.

CLAUSE 3: PRICE

  3.1     AIRCRAFT PRICE
          The Aircraft price of each Aircraft as specified in the basic specification Appendix IA shall be fixed ex works L. 799,800. (Seven Hundred and Ninety Nine Thousand Eight Hundred pounds sterling).

  3.2     OPTIONAL EQUIPMENT PRICE

           3.2.1 OPTIONAL EQUIPMENT PRICE AIRCRAFT ONE

           The price of the Optional Equipment as specified in Appendix lB shall be fixed ex works L..182,392. (One Hundred and Eighty Two Thousand Three Hundred and Ninety Two pounds sterling).

           3.2.2 OPTIONAL EQUIPMENT PRICE AIRCRAFT TWO AND THREE
           The unit price of the Optional Equipment as specified in Appendix 1B shall be fixed ex works L. 177,331 (One Hundred and Seventy Seven Thousand Three Hundred and Thirty One pounds sterling).

           The Seller will be responsible for the purchased and installation of the Optional Equipment.

  3.3      FINAL PRICE OF THE AIRCRAFT
           The final price of each Aircraft shall be the sum of
           o the price of each Aircraft as defined in 3.1
           o the price of Optional Equipment as defined in 3.2.1 and 3.2.2


CLAUSE 4. TERMS OF PAYMENT

  4.1 ADVANCE PAYMENT SCHEDULE - Advance payment for each Aircraft will be made to the Seller by the Buyer as follows:-


DUE DATE OF PAYMENT                   AMOUNT DUE PER AIRCRAFT
-------------------                   -----------------------
                                      Percentage times the Final Price of the
                                     ----------------------------------------
                                             Aircraft
                                             --------

a)  Within 10 working days            15..%(Fifteen)
    from approval by the
    Buyers Government of
    this Purchase
    Agreement.

b)  14 months prior to the            10..%(Ten)..........
    first day of the
    scheduled delivery
    month of the Aircraft.

c)  12 months prior to the            10..%(Ten).........
    first day of the
    scheduled delivery
    month of the Aircraft.

                    Total               ....35...%

     4.2   PAYMENT AT DELIVERY   -  the Buyer will pay any unpaid balance of
           the Final Price of the Aircraft at the time of delivery of each Aircraft.

4.2.1 Overall Payment Schedule





DATE          %    AIRCRAFT 1  AIRCRAFT 2  AIRCRAFT 3  TOTAL L. DUE
----          -    ----------  ----------  ----------  ------------
May 1999      15   147,329     146,570     146,570     440,469
--------      --   -------     -------     -------     -------
June
----
July          10   98,219                              98,219
----          --   ------                              ------
August
------
September     10   98,219                              98,219
---------     --   ------                              ------
October
-------
November      10               97,713                  97,713
--------      --               ------                  ------
December
--------
January 2000  10               97,713      97,713      195,426
------------  --               ------      ------      -------
February
--------
March         10                           97,713      97,713
-----         --                           ------      ------
April
-----
May
---
June
----
July
----
August
------
September     65   638,425                             638,425
---------     --   -------                             -------
October
-------
November
--------
December      65               635,135                 635,135
--------      --               -------                 -------
January 2001
------------
February                                   635,135     635,135
--------                                   -------     -------
TOTAL L.           982,192     977,131     977,131     2,936,454
--------           -------     -------     -------     ---------

4.3 Form of Payment - the Buyer will make all payment to the Seller by wire transfer of immediately available funds in Pounds in Sterling to Barclays Bank Plc, PO Box 1197, 320 New North Road, Hainault, Ilford, Essex IG6 3GY, for the account of BRITTEN-NORMAN LIMITED, account number 70842370, Sort Code number 20-44-22

CLAUSE 4: TERMS OF PAYMENT CONT'D.

   4.4  INVOICES -

     4.4.1 the Seller shall submit to the Buyer within 45 days prior to the date each advance payment is due (except with respect to the first advance payment due within 10 working days after approval of the Agreement, in which case an invoice will be provided at the time of such signing) reflecting the amount of the advance payment due on such payment date. The Purchase Agreement Number shall be referenced on each invoice submitted to the Buyer.

     4.4.2 at the same time as providing the Buyer the Notice of Target Delivery Date for an Aircraft, the Seller will provide to Buyer a preliminary invoice reflecting Seller's best estimate of the final price of the Aircraft.

     4.4.3 at the same time as providing the Buyer the Notice of Delivery Date for an Aircraft, the Seller will provide to the Buyer a final invoice reflecting the final price of the Aircraft. The Seller's agreement to provide Buyer this final invoice is given in consideration of Buyer's needs to obtain financing for the Aircraft.

CLAUSES 5: -DELIVERY


5.1 TIME OF DELIVERY the Aircraft shall be delivered to the Buyer by the Seller and the Buyer will accept delivery of the Aircraft in accordance with the following Schedule:

     MONTH & YEAR OF                                        QUANTITY OF
     ---------------                                        -----------
        DELIVERY                                              AIRCRAFT
        --------                                              --------

     April 2000                                                   1

     July 2000                                                    1

     September 2000                                               1

5.2  NOTICE OF TARGET DELIVERY DATE - The Seller will give the
     Buyer notice of the Target Delivery Date of the Aircraft approximately 90 (ninety) days prior to the scheduled month of delivery.

5.3  NOTICE OF DELIVERY DATE - the Seller will notify the Buyer thirty
    (30) days prior to the delivery date at which each Aircraft will be presented by the Seller for acceptance by the Buyer.

5.4 PLACE OF DELIVERY - each Aircraft shall be delivered at the Seller's factory at Bembridge, Isle of Wight, England.

5.5 TITLE AND RISK OF LOSS - Title to and risk of loss of an Aircraft will pass from the Seller to the Buyer upon delivery of such Aircraft but not prior thereto.

   5.6 DELIVERY DOCUMENTS - concurrent with the final payment for each Aircraft, the Seller shall present to the Buyer's representative the following documents:

         o Section  Sellers Bifi of Sale conveying good title to such
                    Aircraft, free of encumbrance
         o Section  Final Invoice.
         o Section  CAA Flight Manual
         o Section  Airframe Log Books
         o Section  Engine Log Books
         o Section  Propeller Log Books
         o Section  United Kingdom Certificate of Airworthiness for
                    Export issued by the CAA
         o Section  Certificate of Approval of Aircraft Radio Station
                    issued by the United Kingdom Civil Aviation Authority
         o Section  Copy of the CAA Type Certificate
         o Section  Weight and Balance Supplement

CLAUSE 6: REGULATORY REQUIREMENTS AND CERTIRCATES

6.1  CERTIFICATES
6.2 The Seller will manufacture each Aircraft to conform to the appropriate Type Certificate issued by the CAA for the specific model of Aircraft and will obtain from CAA and furnish to the Buyer at the delivery of each Aircraft a Certificate of Airworthiness for Export to the People's Republic of China issued by the CAA.

6.3 The Seller may at its option incorporate development modifications in the Aircraft designed to facilitate manufacture and which do not entail any increase in price or postponement of the delivery date of the Aircraft. Any such modifications shall not adversely affect the guaranteed performance of the Aircraft set forth in Appendix II.

6.4 The Seller undertakes to incorporate all modifications declared mandatory by the U.K. Civil Aviation Authority and CAA-China prior to the Delivery Date for the Aircraft except as specified in Clause 6.4 hereof The Seller shall notify the Buyer of all such modifications without delay by presentation of Change Order, as provided for under Clause 14 hereof, showing that there is no increase in the prices as set out in Clause 3 hereof and indicating the effect on the Delivery Programme. Any delay beyond the Delivery Date pursuant to the Seller carrying out its obligations under this paragraph shaft be deemed to be excusable delay within the meaning of Clause 15 hereof.

6.5 The Seller shall notify the Buyer of all modifications declared mandatory by the U.K. Civil Aviation Authority for the Aircraft. In the event of such modifications the Seller shall make available to the Buyer, at the Seller's expense. the parts, drawings and instructions required to incorporate such modifications in the Aircraft.

6.6 The Seller will promptly notify the Buyer of any amendments to the specifications described in the Purchase Agreement and any effect on design, performance, weight, balance, scheduled delivery month.

CLAUSE 7: PLANT REPRESENTATIVES AND INSPECTION

7.1 The Aircraft shall be inspected by the Seller during construction under the Seller's own system of quality assurance approved by the CAA.

7.2 The Seller shall permit the authorised representative of the Buyer to visit its works by prior agreement in order to observe the Aircraft during completion.

7.3 The Buyer may have up to three (3) duly authorised resident inspectors at the Seller's plant who can inspect the manufacturing process and the work in progress and who will have access to such relevant technical data as is reasonably necessary to carry out said inspection. The Seller shall make available to the Buyer's representative suitable office accommodation with telephone and facsimile facilities and shall provide local transportation. The Seller shall also make available a recommended inspection fist for the Aircraft.

7.4 The Seller shall arrange for said resident inspector(s) to visit Seller's facilities and if possible those of its suppliers and subcontractors at all reasonable times during business hours. Such inspection shall be performed in such manner as not to delay or hinder the construction or manufacture of the Aircraft or the performance of this Purchase Agreement by Seller or any other work in progress in the respective facilities.

     The actual detailed inspection of the Aircraft shall only take place in the presence of the inspection personnel of Seller, according to a procedure to be agreed upon with Buyer. If access to any part of said facilities where construction is in progress is restricted for security reasons, Seller shall be allowed a reasonable time to make the items available for inspection, elsewhere if possible.

     Buyer shall bear all expenses in connection with transport (other than local transport), subsistence, insurance, and salary of such resident inspector(s).

7.5 Buyer shall indemnity and hold harmless Seller and Seller's employees from and against all liabilities, damages, losses and judgements, costs attorneys' fees and other expenses relative thereto which may be asserted, assesed or accrued against seller and its employees by reason of injury to or death of Buyer's resident inspector arising out of or in connection with the present Clause, except in the case of gross negligence or wilful misconduct.

     Seller shall indemnify and hold harmless Buyer and Buyer's resident inspector from and against all liabilities , damages losses and judgements, costs, attorneys' fees and other expenses relative thereto which may be asserted, assessed or accrued against Buyer and its resident inspector by reason of injury to or death of Seller's employees arising out of or in connection with the present Clause, except in case of gross negligence or wilful misconduct.

     In the event any claim is made or suit is brought against either party for Daages for death or injury, the part against whom claim is made or suit is brought shall promptly give notice to the other party and the latter shall have the right to supervise and conduct the defence thereof, or to effect any settlement which it, in its opinion, deems proper.

7.6 The buyer shall not later than thirty (30) days before the date of arrival of the Resident inspectors notify the Seller in writing of the names of such resident Inspectors.


CLAUSE 8: BUYERS ACCEPTANCE

8.1 Each Aircraft shall be delivered at the Seller's factory at Bembridge, Isle of Wight, England.

8.2 The Buyer shall not later than thirty (30) days before the Delivery Date notify the Seller in writing of the name(s) of the Buyer's representative(s) who will be authorised to accept the Aircraft on the Buyer's behalf

8.3 The Buyer's acceptance tests of each Aircraft shall take place at the Seller's factory at Bembridge, Isle of Wight, England.

     The tests shall be carried out by the Seller's personnel. If the Buyer so wishes, one (1) representative of the Buyer's flight personnel may be present as an observer and have a seat in the cockpit. A maximum of two (2) representatives of the Buyer having only access to the passenger cabin, may participate in such acceptance tests. During the flight these representatives shall comply with the instructions of the Seller's representatives.

     Prior to the delivery of the Aircraft the parties shall agree on a customers acceptance procedure and the successful compliance with said procedure shall be deemed to demonstrate compliance with the specification and the guaranteed performance.

     The Seller shall give to the Buyer not less than thirty (30) days' notice in writing of the proposed time for such tests. The Buyer agrees to attend the Aircraft acceptance tests at the date notified by the Seller.

     In the course of the acceptance tests, the Seller shall fly the Aircraft to be delivered for an aggregate period of time not exceeding two (2) hours. Such time may, if necessary, be modified for a successful performance of the acceptance procedure at the Buyer's request and after agreement of both parties. The acceptance tests shall demonstrate to the Buyer the satisfactory functioning of the Aircraft and its equipment.

     The Seller shall make available to the Buyers representative suitable office accommodation with telephone and facsimile facilities and shall provide local transportation.

8.3 Upon completion of manufacture, the Seller shall offer the Aircraft, at its factory in England, to the Buyer for inspection both on the ground and in flight. The Aircraft shall be operated at the Seller's expense and risk and only by the Seller's nominees during the Acceptance Flight Test.

     Upon successful completion of the Aircraft acceptance tests, and the Buyer is notified that the Aircraft conforms to the contract specifications as defined in Appendix IA and IB and that it meets the guaranteed performance as defined in Appendix II, the Buyer's representative shall give the Seller a signed Acceptance Certificate in the form specified in Appendix III hereto and pay the unpaid balance of the final price of the Aircraft at the time of delivery of each Aircraft. Title and risk in the Aircraft shall then transfer to the Buyer.

     The Seller shall immediately make available to the Buyer the following documents:-

   o Section  The Seller's Bill of Sale conveying good title to such
              Aircraft free of encumbrances.
   o Section  Final Invoice
   o Section  CAA Flight Manual
   o Section  Airframe Log Books
   o Section  Engine Log Books
   o Section  Propeller Log Books
   o Section  United Kingdom Certificate of Airworthiness for Export
              issued by the CAA
   o Section  Certificate of Approval of Aircraft Radio Station issued by the United Kingdom Civil Aviation Authority
   o Section  Copy of the CAA Type Certificate
   o Section  Weight and Balance Supplement

8.4 The Seller shall be entitled to use the Aircraft prior to its delivery for such flight test as may be necessary to obtain a Certificate of Airworthiness for the Aircraft, and such use shall not change the Buyer's obligation to accept delivery of the Aircraft hereunder.

8.5 Any flight hours in excess of twenty-five (25) shall be credited to the Buyer at the cost of L. 75 per flight hour.

8.6 The Buyer shall indemnify and hold harmless the Seller and the Seller's employees against all liabilities, damages, losses and judgements, costs, Attorneys' fees and other expenses relative thereto which may be asserted, assessed or accrued against the Seller and its employees by reason of injury to or death of Buyer's personnel arising out of or in connection with the test on the ground or in flight provided for in this clause, except in case of gross negligence or willful misconduct

     The Seller shall indemnify and hold harmless the Buyer and the Buyer's employees against all liabilities, damages, losses and judgements, costs, Attorneys' fees and other expenses relative thereto which may be asserted, assessed or accrued against the Buyer and its employees by reason of injury to or death of Seller's personnel arising out of or in connection with the test on the ground or in light provided for in this clause, except in case of gross negligence or willful misconduct.

     In the event that any claim is made or suit is brought against either Party for damages for death or injury, the Party against whom the claim is made or suit is brought shall promptly give notice to the other Party and the latter shall have the right to supervise and conduct the defence thereof, or to effect any settlement which it, in its opinion, deems proper.

CLAUSE 9: TITLE AND RISK

 9.1  SELLER'S INDEMNIFICATION OF BUYER

      Until transfer of title to an Aircraft to the Buyer, the Seller will indemnify and hold harmless the Buyer and the Buyer's observers from and against all claims and liabilities, including all expenses and attorneys! fees incident thereto or incident to establishing the right to indemnification, for injury to or death of any person(s), including employees of the Seller but not employees of the Buyer, or for loss of or damage to any property, including an Aircraft, arising out of or in any way related to the operation of an Aircraft during all demonstration and test flights conducted under the provisions of the Purchase Agreement, whether or not arising in tort or occasioned by the negligence of the Buyer or any of the Buyer's observers.

9.2   INSURANCE REQUIREMENTS

      The Buyer will purchase and maintain insurance provided by The People's Insurance (Property) Company of China. (PICC). The Buyer will provide such certificate of insurance to the Seller at least ten (10) days prior to the scheduled delivery of each Aircraft under the Purchase Agreement. The insurance certificate will reference each Aircraft delivered to the Buyer pursuant to the Purchase Agreement.

9.3   TRANSFER, OF TITLE AND RISK

      Upon delivery of the Aircraft and final payment to the Seller for the Aircraft as set out in Clause 4.2 hereto, title and risk in the Aircraft shall pass to the Buyer.

CLAUSE 10: FERRY OF THE AIRCRAFT

10.1 The Seller will be responsible for arranging the ferry of the Aircraft, free of charge, to the destination airport in the People's Republic of China, designated by the Buyer.

10.2 Prior to the entry of the Aircraft in People's Republic of China the Seller shall be responsible for all charges, (fuel, oil, navigation and landing fees) expenses and flight arrangements i.e. ferry route application. After entry into the People's Republic of China, the Buyer shall be responsible for all charges relating to fuel, oil, navigation and landing fees and for all flight arrangements.

10.3 The Buyer shall indemnify and hold harmless the Seller and the Seller's employees against all liabilities, damages, losses and judgements, costs, Attorneys' fees and other expenses relative thereto which may be asserted, assessed or accrued against the Seller and its employees by reason of injury to or death of Buyer's personnel arising out of or in connection with the present clause, except in case of gross negligence or willful misconduct

10.4 The ferry pilots(s) shall be in possession of the following documents which should be available for inspection fifteen (15) days prior to the commencement of the ferry flight:-
       o Section  Health Certificate
       o Section  Pilot's Licence
       o Section  International Pilot's Licence

10.5 At the Buyer's request, operations engineering support in the duration of ferry flight will be provided by the Seller free of charge.

CLAUSE 11: FIELD SERVICE

11.1 The Seller shall provide free of charge to the Buyer a field service representative with ability and experience of airframe, engines and instruments, for a period of seven (7) man-months for the first Operator of the Aircraft in the Buyer's country. This period may be divided into two portions with agreement of both parties.

      This field service shall be provided at the Operator's main base or at other location to be mutually agreed. In the event any such field service representative is sent at the Operator's request to any other sites, transportation and hotel expenses required for such representative to and between sites shall be provided by or at the expense of the Operator.

      When necessary, visits will also be arranged for representatives of Major Vendors.

      The Operator shall provide, free of charge, domestic tickets on the Operator's flights for the representatives for the purpose of domestic business travel.

      The Operator shall furnish, free of charge, suitable space and office equipment, including other necessary facilities such as telephone and fax facility in order to enable the Seller's representatives to fulfil their task properly.


CLAUSE 12: VENDORS PRODUCT SUPPORT

12.1 The Seller will transfer its Vendor Product Support Agreements to the Buyer upon delivery of the Aircraft.

      Such Product Support Agreements will include the following:

      1. Technical data and manuals required to operate, maintain, service and overhaul the Vendors Items. Technical data and manuals shall be prepared in general accordance with Society of British Aircraft
           Constructors (SBAC) Specification. and will be published in the English language.

      2. Warranties and Guarantees comprising Standard Warranties as set forth in the Vendor Warranty Manual.

      3. Training to ensure efficient operation, maintenance and overhaul of the Vendors Items for the Buyer's shop and line service personnel.

      4. Spares data in general accordance with SBAC Specification, Initial Provisioning training, and spares service including routine and emergency deliveries.

      5. Technical assistance and liaison on maintenance, overhaul, service, repair and operation and inspection of the Vendors Items.

      6. Field service representation, when required, and based where the Aircraft is operated, to assist the Buyer with maintenance, overhaul, repair, operation, inspection, tooling, Spares provisioning and training requirements, as the case may be.


CLAUSE 13: WARRANTIES

      13.1 STANDARD WARRANTY
Neither the operation nor the performance of the Aircraft will be adversely effected by the introduction of the requirement for Year 2000 compliance.

      13.1.1 Subject to conditions as hereinafter provided the Seller warrants to the Buyer that each Aircraft and part of the Aircraft delivered under this Purchase Agreement which is designed by the Seller or by an approved manufacturer to any of the approved part number or order of the Seller shall at the time of delivery to the Buyer:

                  (i)   be free from defects in material

                  (ii) be free from defects in workmanship (including without limitation processes of manufacture)

                  (iii) be free from defects in design (including without
                        limitation selection of materials) having regard to the state of the art at the date of such design.

                  (iv)  shall be Year 2000 compliant

                  (v) full warranty shall commence from the date of delivery of the Aircraft to the Buyer.

      13.1.2 Subject to conditions hereinafter provided the Seller further warrants that each accessory, equipment, appliance system and part selected by the Seller for installation in the Aircraft and delivered under this Purchase Agreement which is not subject to the warranty contained in sub-Clause 13.1.1 above shall at the time of delivery to the Buyer:

                (i)    be free from defects in its installation in the Aircraft

                (ii)   be suitable for its intended use

                (iii)  be installed in such manner as not to
                       invalidate any applicable warranties.

                (iv)   shall be Year 2000 compliant

                (v) full warranty shall commence from the date of delivery of the

                       Aircraft to the Buyer.

      13.1.3 Prior to the delivery of the first Aircraft, the Seller shall obtain from the Engine Manufacturer and Propeller Manufacturer and from all Vendors enforceable warranties in respect of each part of the Aircraft. These will be transferred to the Buyer on delivery of the Aircraft. However, for parts which the Buyer has requested the Seller to install on the Aircraft under agreed change notice, where such parts are to be supplied by Vendors with whom the. Seller has no existing enforceable warranty agreements, the Seller shall exert his best efforts to obtain such warranty agreements with the concerned Vendors and will advise the Buyer if such agreement cannot be obtained.

              The Seller shall make available and, transfer to the Buyer from the date of delivery of the Aircraft the benefit of any Vendor Warranty obtained from said Vendor in accordance with the General Terms and Conditions of the Seller established in the spirit of these Clauses. In addition, the Seller undertakes to supply to the Buyer such Vendor Warranties in the form of the 'Vendor Warranty Manual". Furthermore, the Seller shall communicate to the Buyer the Vendor Patent Indemnity conditions.

      13.1.4 The warranties contained in sub-Clause 13. 1.1 above shall be limited as follows:

              (i)    with respect to defects (except as provided in sub-Clause
                     13.1.1 (iii)) in material or workmanship to those defects which become apparent within thirty six (36) months, or three thousand (3,000) flight hours (whichever shall first expire) after delivery of the Aircraft or part.

              (ii) with respect to defects in design, to those defects which become apparent within thirty six (36) months after delivery of the Aircraft or part.

      13.1.5 In the case of any defect in or failure of the Aircraft or any part covered by the Seller's warranties which becomes apparent within the applicable warranty period, the Buyer shall within sixty (60) days after such discovery forward to the Seller particulars of the claim and reasons thereof and shall promptly send to the Seller the parts alleged to be defective.

              Subject to the warranty claim being accepted, all transportation cost, insurance, and if any expenses imposed by a third party in connection with return of the defective part to the Seller's facilities (or to any other manufacturer or repairer designated by the Seller) shall be borne by the Seller.

              All transportation costs. insurance and any other expenses in connection with return of the repaired parts under warranty conditions to the Buyer's main base shall be borne by the Seller.

              The Seller shall at its own expense promptly make all repairs, corrections and replacements necessary to make such unit or Spare Part comply in all respects with said warranty. The Seller shall have the sole right to determine whether the item shall be repaired, overhauled or replaced.

              For items which cannot be repaired economically, the Seller shall either provide. free of charge, replacement items or corresponding credit on future purchase of Spares, and the defective items shall become the property of the Seller.

              The Seller shall have the right to inspect the Aircraft and documents and other recognised records in the event of any claim tinder this Clause.

              The unexpired portion of the original warranty shall apply to items replaced or repaired tinder the provision of this Clause "Standard Warranty". If a defective part is replaced under warranty by a repaired or used part, then such part shall have an equal or better life time limit and be of equal or better condition than the defective part it replaces.


       13.1.6 WARRANTY ADMISSION

              The warranty set forth in sub-Clause 13.1 shall be administered as hereinafter provided.

              All warranty repairs, overhauls, corrections and transportation cost will be at the Seller's expense provided the Seller or its representative is convinced of the acceptability of the claim according to the provisions of sub-Clauses 13.1.1 and 13.1.2 hereof

              Warranty claim determination will be reasonably based upon reports, historical data logs, inspection, tests. findings during repair and failure analysis.

              If items which are sent to the Seller under warranty consideration are found to be serviceable, the Buyer shall refund to the Seller its transportation costs and reasonable test charges if undertaken by a vendor or vendor's authorised service centre. If a warranty claim is authorised by the Seller's onsite representative no cost Will accrue to the Buyer.

              If a failure occurs within the warranty period specified in sub-Clause 13.1.4, the Buyer shall within sixty (60) days after such failure was found file a Warranty Claim in the Seller's form or, if the Buyer so prefers, in its own form, provided such form contains at least the following data:

              a)   Description of defect and action taken, if any

              b)   Date of incident and/or of removal date

              c)   Description of the defective part

              d)   Part Number (PIN)

              e)   Serial Number (S/N)

              f) Position on Aircraft, according to the Illustrated Parts Catalogue (IPC)

              g)   Total flying hours or calendar time as applicable

              h)   Time since last overhaul (T.S.0.)

              i)   Aircraft registration number

              j)   Aircraft total flight hours and/or number of landings

              k)   Location to which Warranty item should be returned

              l)   Claim number

              m)   Date of claim

              n)   Delivery date of part to the Buyer

              A detailed report of the warranty claim findings will be made available by the Seller.

      13.1.7  IN-HOUSE WARRANTY

              After previous agreement in writing from the Seller or his representative at the Buyer's base, the Buyer may be authorised to perform, subject to the terms of the Standard Warranty and the terms hereof, the repair In-house of Warranty units and parts covered by the Warranty. The Seller's representative has the right to request return shipment of warranty units and removed parts, if the nature of the failure requires technical investigation.

              The Seller's representative shall further have the right to be present during the disassembly and inspection of the failed units and parts. The Buyer shall repair or correct such items in accordance with the Seller's instructions.

              The Buyer shall file a warranty claim within sixty (60) days after failure was found, requesting a credit to the Buyer's account equal to the labour cost expended plus the cost of the material required for repair at current catalogue prices.

              The man-hours authorised for In-house repair of any item by the Buyer shall be based on the Seller's estimates of man-hours required.

              For the purpose of this sub-Clause 13.1.7, the warranty labour rate shall be one hundred fifty (150) percent of the Buyer's average direct hourly labour rate. For this purpose, "Average direct hourly labour rate" means the average hourly rate (excluding all fringe benefits, premium time allowances, social charges, business taxes and the like) paid to the Buyer's employees whose jobs are directly related to the performance of the repair or modification. Prior to or concurrent with submittal of the Buyer's first claim for labour reimbursement hereunder, the Buyer shall notify the Seller of any significant change in such rate. If requested, the Buyer shall furnish to the Seller such data as may be reasonably required to substantiate such rate.

              In no case will reimbursement be made to the Buyer for repair costs including labour and material in excess of those which would have resulted if repairs had been carded out at the Seller's facilities.

              The labour cost to be credited by the Seller as aforesaid shall account for:

                -    disassembly
                -    repair
                -    reassembly
                -    final inspection and test.

                Claims for In-house Warranty credit shall be in accordance with the format of sub-Clause 13.1.6 and will include the additional following data:

                -    part numbers
                -    part serial numbers
                -    part descriptions
                -    quantity of parts
                -    unit price of parts
                -    total price of parts
                -    total labour hours
                -    total claim value.

                 The Buyer shall retain failed parts for a period of ninety
                 (90) days after the date of completion of repair. At the Seller's request, such parts are to be returned to the Seller's designated facilities, within fifteen (15) days from receipt of such request. Seller to be responsible for transportation cost.

           13.1.8 Whenever a part of an Aircraft which contains a defect for which the Seller is liable under the Seller's warranty has been corrected, repaired or replaced pursuant to the terms of this Clause (to the extent that the defect is not attributable to a defective correction, repair or replacement by the Buyer), the period of the Seller's warranty with respect to such correction, repair, replacement or redesign, whichever may be the case, shall be the remaining portion of the original warranty. If a defective part is replaced under warranty by a repaired or used part, then such part shall have an equal or better life time limit and be of equal or better condition than the defective part it replaces.

           13.1.9 The Buyer's rights under the Standard Warranty are subject to the Aircraft being maintained, overhauled, repaired and operated in accordance with instructions issued by the Seller and manufacturers of Vendor Parts, or with the instructions issued or approved by the Buyer's authorities. The Seller shall have the right to inspect the Aircraft and documents and other recognised records in the event of any claim being made under this Clause.

           13.1.10 The Seller's liability under this Clause shall not extend to fair wear and tear nor to:

                 (i)  any of the Aircraft which has been
                      repaired, altered or modified after delivery except by the Seller or in a manner approved by the Seller

                 (ii) any Aircraft which has been operated in
                      its damaged state subsequent to its involvement in an accident, or for any other reason


                  (iii) parts from which the manufacturers'
                       trade mark, name. serial number or other identification marks have been removed, unless in any such case (except in the case of (iii) above) the Buyer submits reasonable evidence to the Seller that the defect did not arise from or was not contributed to by any of the said causes.

     13.2 SERVICE LIFE POLICY

           In addition to the warranties set forth in sub-Clause 13.1 above, the Seller further agrees that should a failure occur in any of the items listed in Appendix V. and subject to the general conditions and limitations set forth in sub-Clause 13.2.3 below, then the provisions of this sub-Clause 13.2 shall apply.

         13.2.1 For the purpose of this sub-Clause 13.2 the following definitions shall apply:

                 (i) "Item" means any of the items of primary structure specified in Appendix V

                 (ii) "Failure" means any breakage or defect which impair the utility and safety or reliability of the Item.

         13.2.2 Subject to general conditions and limitations set forth in sub-Clause 13.2.3 below, the Seller undertakes that if a Failure occurs in an Item before the Aircraft in which that Item was initially installed has completed ten thousand (10,000) flying hours or within ten (10) years after the delivery of said Aircraft to the Buyer (whichever shall first occur), the Seller shall, at his own discretion and cost, and as promptly as practicable.:

                 (a) design and furnish to the Buyer a correction for the Item affected by the Failure and provide any parts required for such correction, or

                 (b)  replace such Item

        13.2.3 GENERAL CONDITIONS AND LIMITATIONS

             13.2.3.1 The undertakings given in sub-Clauses 13.2.2 shall not apply during the period of the warranty applicable to that Item under sub-Clause 13. 1, nor if the Failure of the Items is due to any of the causes referred to in sub-Clauses 13.1.10 (i), (ii) and (iii).


             13.2.3.2 This policy is applicable to Failures as defined in sub-Clause 13.2.1, subject to maintenance and overhaul processes as indicated in Seller's technical documentation and/or any other Seller's technical written instructions being strictly complied with by the Buyer.

             13.2.3.3 The provisions of sub-Clause 13.1.9 above are incorporated herein by this reference and shall condition the Seller's obligation under this policy with respect to any listed item.

             13.2.3.4 The Buyer shall maintain historical records with
                      respect to the Item adequate to enable determination as to whether the alleged Failure is covered by the present undertaking.


             13.2.3.5 The Buyer shall keep the Seller or its representative informed of any significant incident whatsoever occurring or recorded, resulting in any damage to the Aircraft.

             13.2.3.6 Service Life Policy application is, in all cases, conditional to the Buyer's conformity with all structural inspections identified within the Maintenance Manual.

             13.2.3.7 The Buyer shall inform the Seller of defect or
                      Failure in sufficient detail to enable the Seller to deem whether said Failure or defect is subject to a claim under this warranty clause.


             13.2.3.8 The return to the Seller, if such return is deemed practicable by the Seller of any listed Item subject to a Failure, shall be at the Buyer's transportation expense. The Seller shall bear all return transportation costs to the Buyer's main base.

             13.2.3.9 Should the Seller issue a modification in order to avoid a structural Failure and should the Seller elect to deliver the necessary modification kit free of charge to the Buyer, then the validity of this commitment under sub-Clause 13.2 hereof shall be subject to the Buyer incorporating in the Aircraft, within a reasonable time to be mutually agreed between the Buyer and the Seller, such modification as promulgated by the Seller and in accordance with the Seller's instruction.

            13.2.3.10 This Service Life policy is neither a warranty,
                      performance guarantee nor an agreement to modify the Aircraft or airframe components to conform to new developments hereafter occurring in the state of the airframe design and manufacturing art. The Seller's obligation herein is to make only those corrections to the airframe or furnish replacement therefore all provided in this sub-Clause 13.2.

            13.2.3.11 The Buyer's rights under this sub-Clause 1.3.2 shall not be assigned, sold, leased, transferred or otherwise alienated by operation of law or otherwise, to other operators except as provided for in Clause 22 "Assignment".


      13.3 INTERFACE COMMITMENT

                13.3.1 INTERFACE PROBLEMS

                 If the Buyer experiences any technical problem in the operation of the Aircraft or its systems due to malfunction or failure of an accessory, equipment or part, the cause of which, after due and reasonable investigation, is not readily identifiable to the design characteristics of one or more components of the Aircraft (an Interface Problem) the Seller shall, if requested by the Buyer and without charge to the Buyer, promptly conduct an investigation and analysis of such Problem to determine, if possible, the cause or causes of the Problem and to recommend such corrective action as may be feasible. The Buyer shall furnish to the Seller all data and information in the Buyer's possession relevant to the Interface Problem and shall co-operate with the Seller in the conduct of its investigations and such tests as may be required. At the conclusion of its investigations the Seller shall promptly advise the Buyer in writing of the seller's opinion as to the cause or causes of the Interface Problem and the Seller's recommendations as to corrective action.

           13.3.2 SELLER'S RESPONSIBILITY

                 If the Seller determines that the Interface Problem is primarily attributable to a defect in the design of any component manufactured to the Sellers detailed design, the Seller shall, if requested by the Buyer, correct the design of such component to the extent of any then existing obligations of the Seller (Seller Warranty).

          13.3.3 VENDOR'S RESPONSIBILITY

                 If the Seller determines that the Interface Problem is primarily attributable to a defect in the design of a component not manufactured to the Seller's detailed design, the Seller shall if requested by the Buyer, assist the Buyer in processing any warranty claim the Buyer may have against the manufacturer of such component. The Seller shall also take whatever action is permitted by its contract with such manufacturer in an effort to obtain a correction of the interface Problem acceptable to the Buyer.



          13.3.4 JOINT RESPONSIBILITY

                 If the Seller determines that the Interface Problem is partially attributable to a defect in the design of a component manufactured to the Seller's detailed design, the Seller shall, if requested by the Buyer, seek a solution to the Interface Problem through the co-operative efforts of the Seller and the manufacturers of the other components involved. The Seller shall promptly advise the Buyer of such corrective action as may be proposed by the Seller and such other manufacturers, such proposal to be consistent with any then existing obligations of the Seller and such other manufacturers.

                 If such proposal is acceptable to the Buyer, the proposed action shall be taken. Acceptance by the Buyer of such action shall constitute full satisfaction of any claim the Buyer may have against either the Seller or such other manufacturers with respect to such Interface Problem.

           13.3.5 GENERAL

                 a)   All requests under this Clause shall be directed to the
                      Seller's and the Vendor's Warranty Administrators.
                 b)   Except as specifically set forth in the present Clause,
                      this shall not be deemed to impose on the Seller any
                      obligation not expressly set forth elsewhere in this Purchase Agreement.
                 c) All reports, recommendations, data and other documents furnished by the Seller to the Buyer pursuant to this Clause shall be deemed to be delivered under this purchase Agreement and shall be subject to the limitations set forth in the Seller's Warranty.

     13.4 FAILURE BY VENDORS TO HONOUR THE WARRANTY

            13.4.1 In the event that:
                   (i) any Vendor, under any Standard Warranty obtained by the
                       Seller pursuant to Vendor Product Support Agreements, defaults in the performance of any material obligation with respect to a defect in material or workmanship or a defect in design in any accessory, equipment or part (other than engines and engine accessories) installed in an Aircraft at the time of delivery and

     (ii) the Buyer submits to the Seller reasonable proof that such has occurred then the Sellers Standard Warranty, set forth in sub-Clause
          13.1.1 of this Purchase Agreement shall apply to such defect to the same extent as if such accessory, equipment or part had been manufactured to the Seller's detail design, except that the shorter of the two following warranty periods shall apply:

                  o either the Vendor's warranty period as indicated in the Vendor Warranty Manual"

                  o or the Seller's warranty period as indicated in sub-Clause 13.1.4 of this Purchase Agreement.

     13.4.2 At the Seller's request, the Buyer shall assign to the Seller and the Seller shall be subrogated to all of the Buyers rights against such manufacturer with respect to such defect and arising by reason of such default.

13.5 DEFINITIONS

     For the purpose of this Clause 13:

     Flight hours shall mean the accumulated time intervals from wheels off to wheels on.

     Approved manufacturer shall mean authorised sub-contractor by the Seller to manufacture parts designed by the Seller to a Seller's part number.

     Approved Part Number shall mean a part number generated and released by the Seller for part identification.


14.1 Any alterations to this Purchase Agreement, except as provided for under Clause 6.2 hereof shall be made only by written agreement which may take the form of a Change Order as set out in Appendix IV hereto, issued by the Seller or the Buyer and signed by the authorised representatives of both parties.



15.1 GENERAL :- Seller will not be liable for any delay in the scheduled delivery month of an aircraft or other performance under the Purchase Agreement caused by (i) acts of God. (ii) way or armed hostilities; (iii) government acts or priorities ; (iv) fires, floods or earthquakes; (v) strikes or labour troubles causing cessation, slowdown, or interruption of work ; or (vi) any other cause to the extent such cause is beyond Seller's control and not occasioned by Seller's fault or negligence. A delay resulting from such cause is defined as a n Excusable Delay.

15.2 The Seller will give a written notice to the Buyer (i) of a delay as soon as the Seller concludes that an Aircraft will be delayed beyond the scheduled delivery month due to an Excusable Delay; and, when known (ii) a revised Delivery Date based on the Seller's appraisal of the facts

15.3 DELAY IN DELIVERY OF SIX (6) MONTHS OR LESS -

     if the revised delivery month is six (6) months or less after the scheduled delivery month, the Buyer will accept such Aircraft when tendered for delivery, subject to the following:

     15.3.1 The advance payment schedule will be adjusted to reflect the revised delivery month.

           15.3.2 All other provisions of the Purchase Agreement are unaffected by an Excusable Delay.

      15.4 DELAY IN DELIVERY OF MORE THAN SIX (6) MOUTHS -

           if the revised delivery month is more than six (6) months after the schedule delivery month, either party may terminate the Purchase Agreement with respect to such Aircraft within thirty (30) days of the notice. If either party does not terminate the Purchase Agreement with respect to such Aircraft, all terms. and conditions of the Purchase Agreement will remain in effect.

     15.5 AIRCRAFT DAMAGED BEYOND REPAIR -

            If an aircraft is destroyed or damaged beyond repair for any reason before delivery, the Seller will give written notice to the Buyer specifying the earliest month possible, consistent with the Seller's other contractual commitments and production capabilities, in which the Seller can deliver a replacement. The Buyer will have thirty (30) days from receipt of such notice to elect to have the Seller manufacture a replacement aircraft under the same terms and conditions of purchase, or failing such election, the Purchase Agreement will terminate with respect to such Aircraft. The Seller will not be obligated to manufacture a replacement Aircraft if reactivating of the production line for the specific model of Aircraft would be required.

       15.6 TERMINATION

            Termination under this clause will discharge all obligations and liabilities of the Seller to the Buyer with respect to such aircraft and all related undelivered materials, training, services and other things terminated under this Purchase Agreement, except that the Seller will return to the Buyer, without interest, an amount equal to all advance payments paid by the Buyer for the aircraft.

      16.1 NON - EXCUSABLE DELAY : Delay in delivery of any Aircraft established in accordance with the Notice of Delivery Date in Clause 5.3 hereto in the Purchase Agreement by any cause that is not an Excusable Delay pursuant to Clause 15 of the Purchase Agreement.

      16.2  LIQUIDATED DAMAGES
            The Seller agrees to pay the Buyer liquidated Damages for each day of non excusable delay in excess of twenty (20) days (collectively the Non - Excusable Delay Payment Period) at the rate in pound sterling per day of 1,000 (Liquidated Damages). The total amount of such liquidated Damages for any Aircraft will not exceed the per
            - Aircraft aggregate sum of pound sterling 35,000.

       16.3 INTEREST
            In addition to the liquidated damages in Clause 16.2, the Seller will pay the Buyer Interest commencing twenty (20) days after the scheduled Delivery Date as follows:
            The product of the daily interest rate (computed by dividing the Interest Rate in effect for each day by 365 days, or 366 days as the case may be) times the entire amount of advance payments received by the Seller for such Aircraft, and then time the actual delayed days. The Interest Rate will be the three - month LIBOR plus 0.40% pa. (London Interbank Offered Rate). The LIBOR rate used for this calculation Will be the rate published by the London edition of the financial Times on the scheduled delivery date and reset every ninety (90) days thereafter. Such interest will be calculated on a simple interest basis and paid in full at actual delivery.

16.4 RIGHT OF TERMINATION
     The Buyer will not have the right to refuse to accept delivery of any aircraft because of a non - excusable Delay for such aircraft exceeds 150 days (Non - Excusable Delay Period) After such Non - Excusable Delay Period, either Party may terminate the Purchase Agreement as to such Aircraft by written or telegraphic notice given to the other party.

16.5 TERMINATION
     If the purchase Agreement is terminated with respect to any aircraft for a non - Excusable Delay, the Seller will, in addition to paying Liquidated Damages as described above, promptly repay to the Buyer the entire amount of the Advance Payments received by the Seller for such aircraft, with interest. (The interest rate is to be as per clause 16.3)

17.1 The Seller shall provide training free of charge in England for the Buyer's suitably qualified personnel. The Buyer shall be responsible for providing travel to the Isle of Wight, England, and for all lodging expenses. The Seller shall provide all local transportation.

 17.1.1 PILOTS -

               (a) The Seller will provide, free of charge, a course of flying training on the Buyer's Aircraft for eighteen (18) pilots, six(6) pilots per Aircraft, who are already qualified on multi-engine and propeller-driven aircraft. Nine (9) of such pilots shall be trained as Captains and nine (9) shall be trained as Co-pilots.

               (b) The course shall consist of a ten (10) day engineering ground course at Bembridge Airport followed by a minimum of seven (7) hours familiarisation flying in the Aircraft. One pilot per Aircraft shall be trained to type conversion instructor level.

               (c) The pilot training courses shall be made in accordance with the training plan approved by the Civil Aviation Authority.

               Upon successful completion of the training course, the pilots will receive a certificate signed by the Seller's training pilot.

17.1.2 ENGINEERS -

               The Seller will provide, free of charge, a course of training for four (4) engineers per Aircraft.. The training course shall consist of ten (10) working days ground course at Bembridge Airport and shall cover airframe. power plant, electrics and avionics and all systems.

               Upon successful completion of the training course, the engineers will receive a certificate signed by the Seller's Service Engineer.

17.2 The Buyer shall make available at its expense suitable translators and interpreters for both pilot and engineering training.

17.3 The dates of the flying training and ground training courses shall be agreed between the Buyer and the Seller and shall be covered in a training conference which will be held in China by a representative of the Seller at a date to be mutually agreed.

17.4 Familiarisation flying shall be undertaken at Bembridge Airport immediately after acceptance of the Aircraft and payment in full in accordance with Clause 4. At all times when training of the Buyer's pilot is undertaken in the Aircraft, the Aircraft shall be insured by the Buyer. The Buyer shall furnish the Seller with PICC certificate satisfactory to the Seller that all such insurance has been effected, not later than ten (10) days before the Delivery Date.
17.5 The Buyer shall indemnify and hold harmless the Seller and the Seller's employees against all liabilities, damages, losses and judgements, costs, Attorneys' fees and other expenses relative thereto which may be asserted, assessed or accrued against the Seller and its employees by reason of injury to or death of Buyer's personnel arising out of or in connection with the present clause, except in case of gross negligence or wilful misconduct

      The Seller shall indemnify and hold harmless the Buyer and the Buyer's employees against all liabilities, damages, losses and judgements, costs, Attorneys' fees and other expenses relative thereto which may be asserted, assessed or accrued against the Buyer and its employees by reason of injury to or death of Seller's personnel arising out of or in connection with the present clause, except in case of gross negligence or wilful misconduct


o The Seller shall supply one copy of each of the following technical publications, free of charge, at the issue current at the time of delivery of the Aircraft, with each Aircraft together with one Microfiche reader per Aircraft: The Seller acknowledges that the Buyer requires the document 180 days prior to delivery.

                                                           HARD COPY (H)
TECHNICAL PUBLICATIONS                                          OR
                                                           MICROFICHE (M)
o    Set of Load & Trim Sheets (Metric                           H
o    System)
o    Owner's Handbook (part of Flight                            H
o    Manual)
o    Specimen CAA Flight Manual                                  H
o    Maintenance Manual and Supplements                       H and M
o    for Operators options
o    Illustrated Parts Catalogue                                 M
o    Set of Field Service Publications                           M
o    Maintenance Schedule                                        M
o    Set of Progressive Maintenance Check
o    Lists                                                       H
o    Lyconling engine Operator's Manual                          M
o    Hartzell Owner's Manual                                     M
o    Vendor Warranty Manuals                                     H
o    Master Minimum Equipment List                               H
o    List of Life Limited Parts                                  H
o    Pilots Check List                                           H

     18.2 The Seller shall supply to the Buyer free of charge all amendments issued for the aforementioned technical publications, for a period of three (3) years following the date of acceptance of the third Aircraft. Thereafter such amendments shall be supplied at the Seller's prevailing prices.

     18.3 The Seller shall supply Service Bulletins in hard copy, free of charge to the registered owner of the Aircraft so long as the Aircraft is in operation.


     18.4 The Seller shall supply one copy of each of the following documents with each

         Aircraft:

            o Seller's Bill of Sale - conveying good title to such, Aircraft free of encumbrances.
            o    CAA Flight Manual
            o    Airframe Log Book
            o    Weights and balance supplement
            o    Engine Log Books (one per engine)
            o    Propeller Log Books (one per propeller)
            o United Kingdom Certificate of Airworthiness for Export issued by the CAA
            o Certificate of Approval of Aircraft Radio Stations issued by United Kingdom CAA
            o Copy of the Aircraft Type Certificate issued by the CAA, with CAA-China validation

     18.5 All publications and documents supplied hereunder shall be in the English language using aeronautical terminology in common use and any interpretation thereof shall be Buyer's responsibility.

     18.6 A set of documents will be supplied free of charge to CAA-China Airworthiness Department.

     18.7 Three (3) sets of training notes shall be supplied free of charge to the Buyer prior to April 1999.

     18.8 Preliminary copies of the relevant manuals will be forwarded to the Buyer in advance of the delivery of the first Aircraft for the purposes of translation by the Buyer.


     9.1 The Seller indemnifies the Buyer against any claims (other than claims resulting from loss of use of the Aircraft) resulting from infringement of any United Kingdom Letters patent/copyright or registered design by the Aircraft or Aircraft Spare Parts provided that:

   19.1.1 all claims shall be reported in writing to the Seller which shall have absolute control at its expense of aft negotiations on the Buyers behalf and

   19.1.2 the Buyer shall take all reasonable steps in co-operation with the Seller to resist such claims.


     20.1 The Seller shall be solely responsible for and shall pay the amount of all taxes, duties, or imports imposed upon the Seller by the relevant Tax Authorities in the United Kingdom.

          The Buyer shall be solely responsible for and shall pay the amount of all taxes, duties, or imports imposed upon the Buyer by the relevant Tax Authorities in the People's Republic of China.

     21.1 Spare parts support shall be guaranteed by the Seller whilst the aircraft is in operation.

     21.2 Due to the procurement lead time of components the Seller advises that the Initial Provisioning Package (I.P.P.) should be ordered prior to the end of April 1999. The recommended level of provisioning is listed in Appendix VI.

     21.3 The Seller will buy back slow moving items from the I.P.P. listing, excluding consumables beyond September 2002 at 85% of the original ex works purchase price. Transportation costs shall be shared equally between the Seller and the Buyer.

CLAUSE 22: ASSIGNMENT

      22.1 The terms and conditions contained in this Purchase Agreement shall be deemed a personal contract and shall not be assigned to a third party without the consent of both Parties.

CLAUSE 23: ARBITRATION

      23.1 Any dispute in connection with this Purchase Agreement shall be settled through friendly negotiation. Failing such settlement all disputes shall be submitted for arbitration. Each Party shall appoint an arbitrator within a period of thirty (30) days after the receipt of written notification from the opposite party, and the two arbitrators shaft jointly nominate a third person of Swedish nationality as umpire to form an Arbitration Committee. The two appointed arbitrators shall be confined to persons of Chinese and British nationality. The arbitration shall take place in Stockholm, Sweden, in accordance with the Swedish Arbitration Procedures then set forth by the Arbitration Institute of Stockholm Chamber of Commerce. Any such dispute shall be resolved in accordance with the terms and conditions of this Purchase Agreement and the law of Sweden. The decision of the Arbitration Committee shall be considered as final and neither party shall appeal such decision to any court. The arbitration fee shall be borne by the losing party unless otherwise awarded by arbitration.

CLAUSE 24: NOTICES

      24.1. All notices required by this Purchase Agreement will be in the English language and will become effective on the date of receipt and will be transmitted by any customary means of written communication addressed as follows:

            In the case of the Operator

                  China Northem Airlines
                  Dongta Airport Shenyang
                  Zip Code: 110043
                  People's Republic of China

                  Fax No. 00 86 2423199739 - for the attention of the Chief Economist

           In the case of the Buyer:

                 China Aviation Supplies Import & Export Corporation First Business Department
                 P 0 Box 2379
                 25 Yong An Li Zhong jie
                 Jian Guo Men Wai
                 Chao Yang District Beijing
                 100022 People's Republic of China

                 Fax No. 00 86 10 65948463     for the attention of Director of
                                               the First Division
           In the case of the Seller:
                 Britten-Norman Ltd
                 The Airport
                 Bembridge
                 Isle of Wight
                 Great Britain P035 5PR

             Fax No. 00 44 1983 873246  for     the attention of the Commercial
                                                Manager

IN WITNESS whereof the parties hereto have caused this Purchase Agreement to be signed in duplicate by their respective duly authorised representatives.



SIGNED                                           WITNESS TO SIGNATURE
For and on behalf of
CHINA AVIATION SUPPLIES
IMPORT & EXPORT CORPORATION

 ..........................................  .........................................
(Signature)                                 (Signature)

 ..........................................  .........................................
(Name)                                      (Name)

 ..........................................  .........................................
(Title)                                     (Title)


Signed
For and on behalf of
CHINA NORTHERN AIRLINES

 ..........................................  .........................................
(Signature)                                 (Signature)

 ..........................................  .........................................
(Name)                                      (Name)

 ..........................................  .........................................
(Title)                                     (Title)


Signed
For and on behalf of
BRITTEN-NORMAN LIMITED

 ..........................................  .........................................
(Signature)                                 (Signature)

 ..........................................  .........................................
(Name)                                      (Name)

 ..........................................  .........................................
(Title)                                     (Title)

                                   APPENDIX 1A
                                       TO
                      PURCHASE AGREEMENT 98 QM13W 366196 UK

                          BASIC AIRCRAFT SPECIFICATION

                                 TRISPEC ISSUE 2

                                                                      Trislander
                                         Basic Aircraft Specification BN2A-MkIII

POWER PLANT
        3  Lycoming 0-540 260 hp. engines
        3  Hartzell constant two-bladed feathering proper.
        3  Hartzell propeller spinners
        3  Woodward propeller governors
        3  Electric engine starters
        3  Oil coolers
        3  Engine driven fuel pumps
        3  Induction air filters
       12  Dynafocal engine mounts
        3  Fully variable carburettor heating systems
        6  Shielded ignition harnesses
FUEL SYSTEM
        2  Integral fuel tanks - 250 US gallons (usable) total
       10  Electrical auxiliary fuel pumps
        3  Remotely controlled fuel cocks
        4  Quick-release fuel tank caps
        2  Quick-dram fuel sumps
        4  Electric fuel contents transmitters
INSTRUMENTS
        1  Sensitive airspeed indicator
        1  Sensitive altimeter
        1  Rate of climb indicator
        1  Turn co-ordinator
        1 Slaved directional gyro system with pictorial navigation indicator 1 Horizon gyro (vacuum)
        1  Direct reading standby magnetic compass
        1  Audio / visual stall warning system
        3  Flap position indicator fights
        2  Trim position indicators (mechanical)
        4  Fuel contents indicators
        i  Ammeter/ Voltmeter
        3  Engine tachometers
        3  manifold pressure indicators
        3  Oil pressure and temperature indicators
        3  Cylinder head/exhaust gas temperature indicators
        3  Fuel pressure indicators
        1  Alternate static source

TRISPEC issue 2                                             09/11/98 PAGE 1 OF 4
BRITTEN-NORMAN, BEMBRIDGE, P035 SPR, U.K.

                                                                      TRISLANDER
                                       BASIC AIRCRAFT SPECIFICATION BN2A - MKIII

INSTRUMENTS (CONTINUED)

        1 instrument panel with space provision for optional equipment 1 Outside temperature gauge
        2  Carburettor charge temperature indicators
        1  Time - piece indicating hrs, min, sec.

ELECTRICAL PROVISIONS

        2  Generators (28 volt 70 amp)
        1  Battery (24 volt 25 amp hour)
        2  Transistorised voltage regulators
        2  Filter Units
        2  Overvoltage relays
        1  Busbar low volts relay
        1  Central annunciator panel
        1  Ground power supply receptacle
        1  Flap actuator
        1  Electrically heated pitot head
        3  Navigation Lamps
        2  Landing Lamps
        2  Map and instrument panel secondary lighting lamps
           Cabin Door warning lamps and microswitch system
           Busbar distribution system with thermal type circuit breakers Fully adjustable white instrument panel lighting and individual passenger cabin lighting
        1  Port forward passengers door interlock system.

CONTROLS AND PANEL ACCESSORIES

        2  Adjustable rudder bar and toe brakes
        1  Parking brake selector
        2  Control handwheel
        1  Wing flap selector switch
        1  Elevator trim handwheel
        1  Elevator trim handwheel
        3  Sets low friction engine and propeller controls
        1  first aid kit
        1  Fire extinguisher
        1  Pilot's sun visor and 1 co-pilot's sun visor
        1  Pilot's direct vision window
        1  Pilots map and stowage pocket
        1  Co-Pilot's map and stowage pocket

TRISPEC ISSUE 2                                             09/11/98 PAGE 2 OF 4
BRITTEN - NORMAN, BEMBRIDGE, PO35 5PR,UK.

                                                                      TRISLANDER
                                         BASIC AIRCRAFT SPECIFICATION BN2A-MKIII

AIRCRAFT FEATURES

        1  Side-loading baggage compartment (key-locked door)
        1  Nose baggage compartment
        5  Wide cabin entry doors (key-locked)
        2  Independently adjustable pilot's seats, mounted on a single frame
        2  Inertia reel sash harness
        1 Tricycle landing gear with double main wheels, steerable nosewheel and hydraulic disc brakes on mains Forced draught cabin ventilation system to each seat station Cabin sidewall furnishings
        1 Ground equipment bag complete with two aileron locks, two elevator locks, one pitot head cover, two jacking pads and two picket rings
        1  Steering bar
        4  Emergency exit windows
           Sound and thermal insulation
           Baggage screen
           Cabin heating system
           Windscreen de-misting system
           Multi-coat anti-corrosion protection
           Seat belt/no smoking sign
           Dual vacuum system
           Pitot/static system

RADIO FOUNDATION

        2  VHF COM antenna
        1  VHF NAV antenna (with Diplexer)
        1  VHF Mkr antenna
        1  UHF G/S antenna
        1  Audio selector panel with intercom and PA
           DC feeders and circuit breakers for two
           NAV/COM and single ADF
           Antenna feeders
        2  Headsets with boom mikes
        2  Cockpit speakers
        6  Cabin PA speakers
        1  Pilot press-to-transmit button
        1  Co-pilot press-to-transmit button
           Static discharge system

TRISPEC Issue 2                                            09/11/98 PAGE 3 OF 4
BRITTEN-NORMAN, BEMBRIDGE, P035 5PR, U.K.

                                                                      Trislander
                                         Basic Aircraft Specification BN2A-MKIII

AVIONICS

        2 KX165-25's presenting VOR and ILS on Dual KI525A PNI'S for Pilot and Co Pilot
        1  KCS 55A Compass System
        1  KR87 ADF presented on K1228 RMI (slaved)
        1  KN 63 DME coupled to Nav 1 & Nav 2
        1  KT76A Transponder.
        1  KEA 129 Encoding Altimeter
        1  KR 21 Marker Beacon Receiver
        1  KMA 24W-71 Audio System

                                   APPENDIX IB
                                       TO
                      PURCHASE AGREEMENT 98 QMBW 366196 UK

                               OPTIONAL EQUIPMENT

                                 TRIOPT ISSUE 1

                                   APPENDIX IB



                               OPTIONAL EQUIPMENT

                                                 Installed price each,
                                                    Pounds Sterling
            o    Co-Pilots Instruments                  13,683 *

            o A change order may be introduced to allow for the purchase and installation of a Co-pilots Attitude Indicator independent in all respects from the Pilots system. The Seller to provide price for said equipment and installation after determination of offset cost associated with the non supply of the item contained within the Co-Pilots Instrument price quoted above. The Buyer to give consideration to this quotation.



o    RDR 2000 Weather Radar                                  23,693

o    Horizon Gyro with Stabilisation                               7,011
o    Pick-Off for Weather Radar

o    KHF 950 H.F. Radio                                           24,763

o    Garmin 155 G.P.S.                                             8,899

o    Airframe de-icing including Propellers                       79,544
o    and L.H. Windshield de-icing

o    Right Windshield de-icing                                     2,369

o    Cargo Protection Boards (One Aircraft only)                     437

o    Cargo Tie-Downs (One Aircraft only)                             955

o    Co-Pilots A.D.F.                                              4,667

o    2 man portable Oxygen System                                  3,750

o    5 Place Intercom System (One Aircraft only)                   4,049

o    Cockpit Voice Recorder (30 minutes)                          22,300



      The above list prices are subject to an introductory discount of 7%.

TRIOPT ISSUE 1                                                   Date: 09/11/98

                                   APPENDIX 1B
                                       TO
                      PURCHASE AGREEMENT 98 QMBW 366196 UK

                              PERFORMANCE GUARANTEE

                                    APPENDIX H

                              PERFORMANCE GUARANTEE

NOTES:

o    Performance will be in accordance with the relevant Flight Manual.
o    All figures are quoted at maximum all-up weight and ISA conditions.

         Maximum take-off weight                    4536 kg

         Maximum landing weight                     4536 kg

         Maximum zero fuel weight                   4400 kg

         Empty equipped weight                      2989 kg

         Maximum fuel load                          680 kg

         Payload with maximum fuel                  867 kg


         'Take-off run (sea level)                  347 m

         Take-off distance (to clear 15m obstacle)  579 m

         Landing Distance (from 15m)                442 m

         Landing Run -                              257 m

         Cruise Speed                               245 km/hr (133 knots)

         Maximum Cruise Speed                       260 km/hr (142 knots)


         Rate of Climb (All engines operating)      235 m/min

         Rate of Climb (One engine inoperative)     87 m/min

         Maximum Ceiling (All engines operating)    3481 m

         Maximum Ceiling (One engine inoperative)   2131 m

         Stall Speed (Flaps Up)                     112 km/hr (61 knots)

         Stall Speed (Flaps Full Down)              92 km/hr (50 knots)

         Range (with 45 mins:holding fuel)          1315 km.





                                  APPENDIX III
                                       TO
                      PURCHASE AGREEMENT 98 QMBW 366196 UK





                        SPECIMEN ACCEPTANCE CERTIFICATE

                                  APPENDIX III

                       ACCEPTANCE CERTIFICATE (SPECIMEN)


The authorised representative of the Buyer shall sign an Acceptance Certificate as set out below on completion of a satisfactory inspection of each of the Aircraft.

THIS IS TO CONFIRM THAT I          hereby certify that Britten-Norman BN 2A
Mk III. Aircraft Constructor's serial number          under Purchase Agreement
No. 98 QMBW 366196 UK. conforms with the specification ordered and has received
a UK Certificate of Airworthiness for Export to          Number          and I
therefore accept the Aircraft fund on behalf of          .

Aircraft Registration

Registration No. B-

Engine Type

Serial No. Port                Starboard          Centre

PROPELLER TYPE

SERIAL NO. PORT                STARBOARD          CENTRE

AIRCRAFT INSPECTED AT                 DATE               TIME




      SIGNED
For and on behalf of
CHINA AVIATION SUPPLY IMPORT AND EXPORT CORPORATION



Signed
For and on behalf of
CHINA NORTHERN AIRLINES



Signed
For and on behalf of
BRITTEN-NORMAN LIMITED

                                  APPENDIX IV
                                       TO
                      AGREEMENT PURCHASE 98 QMBW 366196 UK





                             SPECIMEN CHANGE ORDER

                                  APPENDIX IV

                            CHANGE ORDER (SPECIMEN)



CHANGE ORDER No.

Dated




To Purchase Agreement 98 QMBW 366196 UK. dated          for the supply of
Aircraft.

1.    Proposed Change and Origin

2.    Effect on Price:

3.    Effect on Due Date of Offer:

4.    Date by which this Change Order is to be returned:


We hereby agree to the above alteration to the Purchase Agreement number GP/CH/01 under the provisions of Clause 13 thereof with the effects as shown.






Signed
For and on behalf of
CHINA NORTHERN AIRLINES




Signed
For and on behalf of
BRITTEN-NORMAN LIMITED

                                                                      APPENDIX V
                      TO AGREEMENT PURCHASE QMBW 366196 UK




                           LIST OF PRIMARY STRUCTURE

                                   APPENDIX V

                           LIST OF PRIMARY STRUCTURES



1.   WING

Front Spar
           Rear Spar
           Inter-Spar skins
           Nacelle Boxes
           Engine Mounting Frames
           Aileron Hinges
           Flap Hinges
           Main Landing Gear Pick Ups
           Wing to Fuselage Pick Ups

2.   FUSELAGE

Fuselage to Wing Pick Ups
           Fuselage Spar Frames
           Fuselage Frames
           Fuselage Longerons
           Fuselage Floor
           Nose Wheel mounting Structure
           Fin Mounting Structure

3.   EMPERNNAGE

Tail Plane Mounting Structure
           Tail Plane Spars
           Tail Plane Inter-Spar Skins
           Elevator Hinges
           Fin Spares
           Rudder Hinges
           Fin Pick Ups
           Centre Engine Mounting Frame

4.   LANDING GEAR

Main Landing Gear Structure
      Nose Landing Gear Structure

                                  APPENDIX VI
                                       TO
                      AGREEMENT PURCHASE 98 QMBW 366196 UK



                          INITIAL PROVISIONING PACKAGE

                                  APPENDIX VI



                          INITIAL PROVISIONING PACKAGE






            THE SELLER WILL PROVIDE WITHIN 30 DAYS OF THE EFFECTIVE DATE OF THIS PURCHASE AGREEMENT, LISTINGS INDICATING IPP'S OF VALUES APPROXIMATING TO



      a)    L 300,000

      b)    L 750,000


together with a budgetary quotation for two relevant Lyncoming piston engines.

            The People's Insurance (Property) Company of China, Ltd.




Certificate of Insurance


                                                      CERTIFICATE NUMBER:

      TO WHOM IT MAY CONCERN


THIS IS TO CERTIFY that we, the PEOPLE'S INSURANCE (PROPERTY) COMPANY OF CHINA LTD., ("PICC Property") have issued insurance in the name of the GENERAL ADMINISTRATION OF CIVIL AVIAITON OF CHINA ("CAAC") and/or the GOVERNMENT OF THE PEOPLE'S REPUBLIC OF CHINA and/or Regional Airlines and/or Associated and/or Subsidiary Companies including inter alia SHINA NORTHERN AIRLINES and CHINA AVIATION SUPPLIES IMPORT AND EXPORT CORPORATION (hereinafter called "the Assured") covering their fleet of aircraft, against the following risks and up to the limits stated, whilst operating anywhere in the world, but to each flight to and from the following countries/territories should be declared in full details prior to the flight and insurance coverage is granted subject to written confirmation having been issued by the Insurer, Countries which are subject of UN sanctions, and Algeria, Angola, Liberia, Somalia, Sudan, DR Congo (formerly Zaire), Iran, Afghanistan, Bosnia-Herzegovina, and the following former USSR States/Republics: Azerbaijan, Checheno/Ingushskaya, Tadzhikistan, Georgia and Moldova.

1. HULL ALL RISKS (including spare parts, engine and the like not forming part of an aircraft, hereinafter called "the Spares") of loss or Damage whilst flying and on the ground for an Agreed Value each aircraft. The coverage provided under this insurance is subject to the following
      Deductibles:

      In respect of   aircraft

      In respect of Spares US $ 10,000.00 but engine running activities to be subject to the applicable deductible for the aircraft type.

2. HULL (including Spares) WAR AND ALLIED RISKS as excluded by the War, Hijacking and other Perils Exclusion Clause (AVN.48B) other than paragraph
      (b) thereof for an Agreed Value as at (1) above. This insurance excludes confiscation by the Government of Registration and is subject to an aggregate limit of US $ 1,750,000,000.00.

      Coverage for Spares is restricted in respect of War Risks (as defined in paragraph (a) of AVN.48B) to whilst in Transit only. NOTE:
      THIS AGGREGATE LIMIT MAY BE REDUCED OR EXHAUSTED BY VIRTUE OF CLAIMS MADE IN RESPECT OF ANY AIRCRAFT/SPARES INSURED UNDER THE HULL WAR AND ALLIED RISKS INSURANCE POLICY.

The coverage in respect of spares, as detailed in 1 and 2 above is for such sums as may be declared by the Assured, subject to a limit of US $ 250,000,000.00 any one occurrence (or currency equivalent), not exceeding US $ 25,000,000.00 in any one sending.

3. AIRCRAFT THIRD PARTY, PASSENGER, BAGGAGE, CARGO, MAIL and AIRLINE GENERAL THIRD PARTY (including products) LEGAL LIABILITY, for a Combined Single Limit (Bodily Injury/Property Damage) of at least US $ 1,250,000,000.00 any one occurrence, each aircraft, unlimited in all during the currency of the policy, but in the aggregate in respect of Products. War and Allied Risks are also covered, in accordance with the Extended Coverage Endorsement (AVN52C) as contained in this policy.

It is further certified that PICC PROPERTY have been advised of the attachment of the following Equipment hereunder:

Equipment/Aircraft type:
Registered Marks:
Manufacturers Serial no.:
Agreed Value:
Effective date:                                      (or as advised to Insurers)
Deductible                US $                       (not applicable in the
                                      event of Total Loss of
                          War and Allied Risks).

The said Equipment is the subject of the following Contract(s):




Contract Party(ies):




AND, in addition, in respect of Legal Liability Insurances, their respective directors, officers, employees, servants, agents, successors, assigns and sub-contractors and in accordance therewith PICC PROPERTY have agreed to the following:

IT is noted that the Contract Party(ies) have an interest in respect of the Equipment under the Contract(s). Accordingly, with respect to losses occurring during the period from the Effective Date until the expiry of the Insurance or until the expiry or agreed termination of the Contract(s) or until the obligations under the Contract(s) are terminated by any action of the Assured or the Contract Party(ies), whichever shall first occur, in respect of the said interest of the Contract afforded by the Policy is in full force and effect and it is further agreed that the following provisions are specifically endorsed to the Policy:
1.   Under the Hull, Hull War and Aircraft Spares Insurances

1.1 In respect of any claim on Equipment that becomes payable on the basis of a Total Loss settlement (net of any relevant Policy Deductible) shall be made to, or to the order of the

     Contract Party(ies). In respect of any other claim, settlement (net of any relevant Policy Deductible) shall be made with such party(ies) as may be necessary to repair the Equipment unless otherwise agreed after consultations between the PICC PROPERTY and the Assured and, where necessary under the terms of the Contract(s), the Contract Party(ies). Such payment shall only be made provided they are in compliance with all applicable laws and regulations.
1.2 PICC PROPERTY shall be entitled to the benefit of salvage in respect of any property for which a claims settlement has been made.

2.   Under the Legal Liability Insurance

2.1 Subject to the provisions of this endorsement, the Insurance shall operate in all respects as if a separate policy has been issued covering each party insured hereunder, but this provision shall not operate to include any claim howsoever arising in respect of loss of damage to the equipment insured under the Hull or Spares Insurance of the Assured. Notwithstanding the foregoing the total liability of PICC PROPERTY in respect of any and all Assureds shall not exceed the limits of liability stated in the Policy.
2.2 The Insurance provided hereunder shall be primary and without right of contribution from any other insurance which may be available to the Contract Party(ies)
2.3 This Endorsement does not provide coverage for the Contract Party(ies) with respect to claims arising out of their legal liability as manufacturer, repairer, or servicing agent of the Equipment.

3.   Under ALL Insurance

3.1  The Contract Party(ies) are included as Additional Assured(s)
3.2 The cover afforded to each Contract Party by the Policy in accordance with this Endorsement shall not be invalid by any act or omission (including misrepresentation and non-disclosure) of any other person or party which results in a breach of any term, condition or warranty of the Policy PROVIDED THAT the Contract Party so protected has not caused, contributed to or knowingly condoned the said or omission.
3.3 The provisions of this Endorsement apply to the Contract Party(ies) solely in their capacity as financier(s)/lessor(s) in the identified Contract(s) and not in any other capacity. Knowledge that any Contract Party may have or acquire or actions that it may take or fail to take in that other capacity (pursuant to any other contract or otherwise) shall not be considered as invalidating the cover afforded by this Endorsement.
3.4 The Contract Party(ies) shall have no responsibility for premium and PICC PROPERTY shall waive any right of set-off or counterclaim against the Contract Party(ies), except in respect of outstanding premium in respect of the Equipment.
3.5 Upon payment of any loss or claim to or on behalf of any Contract Party(ies), PICC PROPERTY shall to the extent and in respect of such payment be thereupon subrogated to all legal and equitable rights of the Contract Party(ies) indemnified hereby (but not against and Contract Party). PICC PROPERTY shall not exercise such rights without the consent of those indemnified, such consent not to be unreasonably withheld. At the expense of PICC PROPERTY, such Contract Party(ies) shall do all things reasonably necessary to assist the PICC PROPERTY to exercise said rights.
3.6 Except in respect of any provision for Cancellation or Automatic Termination specified in the Policy or any endorsement thereof, cover provided by this Endorsement may only be cancelled or materially altered in a manner adverse to the Contract Party(ies) by the giving of not less than Thirty (30) days (but Seven (7) days or such lesser period as may be customarily available in respect of War and Allied Perils) notice in writing to China Northern Airlines. Notice shall be deemed to commence from the date such notice is given by the PICC PROPERTY. Such notice will NOT, however, be given at normal expiry date of the policy or any endorsement.


EXCEPT AS SPECIFICALLY VARIED OR PROVIDED BY THE TERMS OF THIS ENDORSEMENT:

1. THE CONTRACT PARTY(IES) ARE COVERED BY THE PLOICY SUBJECT TO ALL TERMS, CONDITIONS, LIMITATIONS, WARRANTIES, EXCLUSIONS AND CANCELLATION PROVISION THEREOF.
2. THE POLICY SHALL NOT BE VARIED BY ANY PROVISIONS CONTAINED IN THE CONTRACT(S) WHICH PURPORT TO SERVE AS AN ENDORSEMENT OR AMENDMENT TO THE POLICY.

PICC PROPERTY further acknowledges receipt of:

1. the Loss Payable Clause from the notice of Assignment of Insurance as referred to in paragraph (2) below;
2. a Notice of Assignment of Insurances executed by the Lesser, China Northern Airlines, the Owner and

and have noted the same, subject always to the provisions of AVN67B and the terms, conditions, limitations, exclusions and cancellation provisions of the relative Policy(ies)

Policy Numbers PAVH98/1001 and PAVH/98/1002 which expire at 00.01 on October 1st 1999, Beijing Standard Time.

             The People's Insurance (Property) Company of China Ltd.
                                 Shenyang Branch



                              Authorised Signature


THE PEOPLE'S INSURANCE (PROPERTY) COMPANY OF CHINA LTD.
Head Office:  Beijing              (Established in 1949)

                            CERTIFICATE OF INSURANCE

CERTIFICATE NUMBER:SS71/CR9728
                                                              Date:June 2nd 1998

TO: British Aerospace (Aviation Services) Limited

THIS IS TO CERTIFY that we, the PEOPLE'S INSURANCE (PROPERTY) COMPANY OF CHINA LTD., ("PICC Property") have issued Insurance Policy No. PAVH 97/901 in the name of the GENERAL ADMINISTRATION OF CIVIL AVIATION OF CHINA ("CAAC") and/or the GOVERNMENT OF THE PEOPLE'S REPUBLIC OF CHINA and/or Regional Airlines and/or Associated and/or Subsidiary Companies including inter alia CHINA NORTHERN AIRLINES and (hereinafter called "the Assured") covering their fleet of aircraft, including inter alia A300-600R Manufacturers serial No. Chinese Registered marks Aircraft against the following risks and up to the limits states, whilst operating anywhere in the world, but each flight to and from the following countries/territories should be declared in full details prior to the flight and insurance coverage is granted subject to written confirmation having been issued by the Insurer, Countries which are subject of UN sanctions, and Algeria, Angola, Liberia, Somalia, Sudan, DR Congo (formerly Zaire), Iran, Afghanistan, Bosnia-Herzegovina, and the following former USSR States/Republics:
Azerbaijan, Checheno/Ingushskaya, Tadzhikistan, Georgia and Moldova.

1. HULL ALL RISKS of Loss or Damage whilst flying and on the ground for an Agreed Value each aircraft. The coverage is subject to a deductible, in respect of A300-600R Aircraft of US $ 750,000.00 each and every claim other than Total Loss/constructive Total Loss Arranged Total Loss.

            2. HULL WAR AND ALLIED RISKS including Hijacking and Confiscation, in accordance with the policy wording but excluding confiscation by the Government of Registration, for an Agreed Value as at (1) above.

2. AIRCRAFT THIRD PARTY, PASSENGER, BAGGAGE, CARGO, MAIL and AIRLINE GENERAL THIRD PARTY LEGAL LIABILITY, for a Combined Single Limit (Bodily Injury/Property Damage) of at least US $ 1,250,000,000.00 any one occurrence, each aircraft, but unlimited in all during the currency of the Policy. War and Allied Risks are also covered, in accordance with the Extended Coverage Endorsement (AVN52C) as contained in this policy.

It is further certified that in connection with Repair Services provided by under Aircraft Maintenance Agreement which the Assured had entered into with and in accordance with the requirements thereof the following are noted and agreed:

1.   Under the HULL ALL RISKS, HULL WAR AND ALLIED RISKS INSURANCE

1.1  To waive any right of subrogation of the Insurers against

2.   Under the LIABILITY INSURANCE

2.1 To include and employees, officers, agents, directors and sub-contractors as additional assureds for their respective rights and interests.

2.2 To provide that such insurance shall be primary and without right of contribution from any other insurance which may be available to

2.3 To include a Severability of Interest Clause (which provides that the Insurance shall operate in all respects of the limit liability, as if each Insured were the subject of a separate policy).

This agreement shall not operate to prejudice the Company's right of recourse against as Servicers where such right of recourse, as expressed in the Aircraft Maintenance Agreement would have existed had this certificate not been effected under this Policy.

Subject to the terms, conditions, limitations, exclusions, and cancellation provisions of the relative Policy which expires at Midnight 30th September 1998 Local Standard Time Beijing.




             The People's Insurance (Property) Company of China Ltd.
                                 Shenyang Branch



                              Authorised Signature